U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    FORM 8-K
                                  -------------


         PURSUANT TO 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of Earliest Event): May 22, 2003


                         Commission File Number 0-29204


                           HOMECOM COMMUNICATIONS, INC
                           ---------------------------
        (Exact name of small business issuer as specified in its charter)


          DELAWARE                                      58-2153309
          --------                                      ----------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


                               3495 Piedmont Road
                             Building 12, Suite 110
                             Atlanta, Georgia 30305
                             ----------------------
                    (Address of principal executive offices)


                                 (404) 237-4646
                                 --------------
                           (Issuer's Telephone Number)

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Item 2. Acquisition or Disposition of Assets

     On May 22, 2003, HomeCom Communications, Inc. ("HomeCom," the "Company," "we" or "us") completed a transaction with Eurotech, Ltd. ("Eurotech"). The Company had entered into a License and Exchange Agreement with Eurotech and, with respect to Articles V and VI thereof, Polymate, Ltd. and Greenfield Capital Partners LLC, on March 27, 2003 (the "Exchange Agreement"). In connection with the completion of the transaction, the Company entered into a License Agreement, dated May 22, 2003 with Eurotech (the "License Agreement"). Pursuant to the Exchange Agreement and the License Agreement, Eurotech has licensed to the Company its rights to the EKOR, HNIPU and Electro Magnetic Radiography/Acoustic Core (EMR/AC) technologies, which are more fully described herein. In exchange for the license of these technologies, the Company (i) has issued to Eurotech 11,250 shares of Series F Preferred Stock and 1,069 shares of Series G Preferred Stock, both of which are new series of the Company's preferred stock, and (ii) will pay Eurotech a royalty of seven percent (7%) on net sales generated by the licensed technologies and a royalty of four percent (4%) on net sales generated by products and services that are improvements on the licensed technologies. This consideration was determined through the arms' length negotiations of the parties. The License Agreement provides that the licenses granted to the Company thereunder will become terminable at the option of Eurotech (i) after December 31, 2003 if at any time the Company does not have available a sufficient number of authorized but unissued shares of common stock to support the conversion of the then outstanding shares of Series F Convertible Preferred Stock and Series G Convertible Preferred Stock issued in connection with this transaction, (ii) if the Company has not effected a commercial sale of any licensed technology or improved licensed technology by April 1, 2006, or (iii) in certain other circumstances.

     In connection with the closing of this transaction, the holders of the Company's Series C, Series D and Series E Preferred Stock and certain holders of the Company's Series B Preferred Stock (i) have agreed to extend the mandatory conversion dates of their respective shares of Preferred Stock until March 31, 2004, and (ii) have agreed to refrain from converting their shares of Preferred Stock into shares of common stock until the Company has amended its Certificate of Incorporation to authorize at least 150,000,000 shares of common stock. In addition, the holder of the outstanding shares of the Company's Series C, Series D and Series E Preferred Stock has agreed to accept payment for approximately $1.6 million of penalties that may be owed to it in shares of common stock instead of cash. The Exchange Agreement provides that, during the period prior to closing of the Asset Sale, the financial needs of the hosting and web site maintenance business will be funded by the operations of that business, while the finances relating to the new licensed technologies will be kept separate. On May 22, 2003, we executed a note in favor of one of our preferred shareholders that provides that we may borrow up to $150,000 for use solely in connection with the technologies that we have licensed from Eurotech. Advances under this agreement, which advances are secured by a security agreement, bear interest at a rate of 10% per annum and mature on December 31, 2003. We have borrowed $100,000 under this agreement to date.

     EMR/AC is a technology intended for the imaging of subterranean nuclear and hazardous wastes in ground and marine settings, and for oil exploration. HNIPU is a technology intended to improve upon conventional monolithic polyurethanes through a non-toxic process. EKOR is a family of non-toxic advanced composite polymer materials used in the containment of nuclear and hazardous materials. According to publicly-available information about Eurotech, Eurotech is a development stage company and has spent approximately $31 million in connection with the development of these technologies, including costs of manufacturing, materials, testing, salaries, consulting fees and other expenses. According to publicly-available information, Eurotech had revenues of approximately $66,000 relating to the EKOR technology during 2002 and did not have any revenues relating to the HNIPU or EMR/AC technologies during 2002.

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     Shares of Series F Convertible Preferred Stock are convertible into shares of common stock at a conversion rate of 10,000 shares of common stock per share of Series F Preferred Stock, subject to adjustment as set forth in the Certificate of Designations governing the Series F Preferred Stock. As such, the 11,250 shares of Series F Preferred Stock that have been issued to Eurotech will be convertible into 112,500,000 shares of common stock. In addition, in connection with the closing of the transactions contemplated by the Exchange Agreement, we have issued 1,500 shares of Series F Preferred Stock to Polymate and 750 shares of Series F Preferred Stock to Greenfield. As such, we have issued a total of 13,500 shares of Series F Preferred Stock that will be convertible into 135,000,000 shares of common stock. The Certificate of Designations, however, provides that the shares of Series F Preferred Stock will only be convertible if the Company has a sufficient number of authorized but unissued shares of common stock available to support the conversion of the outstanding shares of all series of preferred stock (although the Certificate of Designations states that the shares of Series F Preferred Stock will become convertible on December 31, 2003 regardless of whether a sufficient number of shares of common stock have been authorized by such date). Currently, however, the Company has only 15,000,000 shares of authorized common stock, of which 14,999,156 shares have been issued and are outstanding. As such, our Board of Directors has approved, and has directed us to submit to our stockholders, a proposal to amend our Certificate of Incorporation to, among other things, increase the number of shares of common stock that we are authorized to issue to 300,000,000 shares. If this amendment is approved, and if Eurotech converts its shares of Series F Preferred Stock into shares of common stock, a change in control of the Company could occur. For example, if Eurotech were to convert all of its shares of Series F Preferred Stock, and if Polymate and Greenfield were to convert their shares of Series F Preferred Stock into shares of common stock, and if none of our other preferred shareholders were to convert their shares of preferred stock into shares of common stock, Eurotech would hold approximately 112,500,000 of the approximately 150,000,000 shares of common stock then-outstanding, or roughly 75% of the then-outstanding shares of common stock, and Polymate and Greenfield would hold, in the aggregate, approximately 22,500,000 shares of common stock, representing roughly 15% of the then-outstanding shares. Shares of Series F Preferred Stock have the right to vote on all matters with the common stock to the extent that such shares of Series F Preferred Stock are then convertible into shares of common stock.

     Pursuant to the License Agreement, the Company has issued 1,069 shares of Series G Convertible Preferred Stock to Eurotech. Each share of Series G Convertible Preferred Stock is convertible into a number of shares of common stock determined by dividing $1,000 by a number equal to 82.5% of the average closing price of the common stock over the preceding five business days. Shares of Series G Preferred Stock have no voting rights.

     The Company has agreed to enter into a commercially reasonable registration rights agreement with Eurotech, Polymate and Greenfield pursuant to which the Company would grant both demand and piggyback registration rights to those entities.

     In anticipation of the transaction, Lawrence Shatsoff and David Danovitch resigned from the Company's Board of Directors, and Don V. Hahnfeldt, a director, the President and Chief Executive Officer of Eurotech, and Randolph A. Graves, Jr., a director and the Chief Financial Officer and Vice President of Eurotech, have been elected to fill these vacancies on the Company's Board of Directors. The Board of Directors has also appointed Mr. Hahnfeldt and Mr. Graves to serve as officers of the new division that we created in connection with the license of the above-referenced technologies from Eurotech.

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

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c.   Exhibits

     Exhibit Number                     Description
     --------------                     -----------

         2.1 License and Exchange Agreement, dated March 27, 2003, by and among HomeCom Communications, Inc., Eurotech, Ltd. and, with respect to Articles V and VI thereof, Polymate, Ltd. and Greenfield Capital Partners LLC. (Incorporated by reference to
                  Exhibit 2.4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003.)

         3.1 Certificate of Designation of Series F Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.8 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003.)

         3.2 Certificate of Designation of Series G Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.9 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003.)

         10.1 License Agreement, dated May 22, 2003, by and between HomeCom Communications, Inc. and Eurotech, Ltd.

         10.2 Secured Promissory Note, dated May 22, 2003, by HomeCom Communications, Inc. in favor of MacNab LLC.

         10.3 Security Agreement, dated May 22, 2003, by and between HomeCom Communications, Inc. and MacNab LLC.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              HOMECOM COMMUNICATIONS, INC.


                                              By: /s/ Timothy R. Robinson
                                              ---------------------------
                                              Name:  Timothy R. Robinson
                                              Title: Executive Vice President,
                                                     Chief Financial  Officer
                                              Date:  June 6, 2003







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

EXHIBIT INDEX

Exhibit Number                      Description
--------------                      -----------

         2.1 License and Exchange Agreement, dated March 27, 2003, by and among HomeCom Communications, Inc., Eurotech, Ltd. and, with respect to Articles V and VI thereof, Polymate, Ltd. and Greenfield Capital Partners LLC. (Incorporated by reference to
                  Exhibit 2.4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003.)

         3.1 Certificate of Designation of Series F Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.8 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003.)

         3.2 Certificate of Designation of Series G Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.9 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission on April 15, 2003.)

         10.1 License Agreement, dated May 22, 2003, by and between HomeCom Communications, Inc. and Eurotech, Ltd.

         10.2 Secured Promissory Note, dated May 22, 2003, by HomeCom Communications, Inc. in favor of MacNab LLC.

         10.3 Security Agreement, dated May 22, 2003, by and between HomeCom Communications, Inc. and MacNab LLC.




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